SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Filed by a Party other than the Registrant [X]

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[  ]            Preliminary Proxy Statement
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[  ]            Definitive Proxy Statement
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ASHLAND GLOBAL HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Cruiser Capital Master Fund LP
Metamorphosis IV LLC
Allen A. Spizzo
William H. Joyce
Patrick E. Gottschalk
Carol S. Eicher
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Cruiser Capital/Ashland Global Holdings

Cruiser Capital Master Fund LP, together with the other participants named below, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2019 Annual Meeting of Stockholders, scheduled for February 8, 2019 (the “2019 Annual Meeting”), of Ashland Global Holdings Inc., a Delaware corporation.  The following persons may be deemed to be participants: Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis IV LLC, Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher.

On January 22, 2019, Ashland Global Holdings Inc. and Cruiser Capital Master Fund LP announced that they had reached an agreement pursuant to which Ashland Global will consult with Cruiser Capital, in addition to its other stockholders, on the previously announced search for two new independent directors to be appointed to the Ashland Global board.  Ashland Global will also appoint Dr. William H. Joyce, retired former chairman and chief executive officer of Nalco, Hercules Inc. and Union Carbide Corporation, and vice chairman of Dow Chemical, as a consultant to the company on operations-related matters.  Additionally, the board of directors will appoint one or both of Craig A. Rogerson and Jerome A. Peribere to the Governance and Nominating Committee of the board following the 2019 Annual Meeting.

As part of the agreement, Cruiser Capital is withdrawing its slate of director nominees and will vote all of its shares in favor of each of Ashland Global’s board nominees and proposals at the 2019 Annual Meeting.  A copy of the press release announcing the entering into of the agreement is attached hereto.

IMPORTANT NOTE REGARDING PROXY MATERIALS

Cruiser Capital will not vote any proxies received from stockholders of the Company at the 2019 Annual Meeting.  So, stockholders entitled to vote at the 2019 Annual Meeting should read the proxy materials that Ashland Global has prepared and mailed to stockholders (and filed with the Securities and Exchange Commission) for a description on how their shares of common stock may be voted at the 2019 Annual Meeting.

[The press release follows this page.]

                                                                                                                News Release

Ashland announces agreement with Cruiser Capital

Cruiser Capital to vote for all Ashland nominees at 2019 and 2020 Annual Meetings

Dr. William H. Joyce to serve as a consultant to Ashland on operations-related matters

Board looks forward to input from Cruiser Capital along with other Ashland shareholders on previously announced search for two new independent directors

COVINGTON, Kentucky, January 22, 2019 – Ashland Global Holdings Inc. (NYSE: ASH) today announced that it has reached an agreement with Cruiser Capital Master Fund LP (“Cruiser Capital”) pursuant to which Ashland will consult with Cruiser Capital, in addition to its other shareholders, on the previously announced search for two new independent directors to be appointed to the Ashland board. The company will also appoint Dr. William H. Joyce, retired former chairman and chief executive officer of Nalco, Hercules Inc. and Union Carbide Corporation, and vice chairman of Dow Chemical, as a consultant to the company on operations-related matters. In this role, Dr. William Joyce will work closely with William A. Wulfsohn, and will report his recommendations to the Ashland board.

As part of the agreement, Cruiser Capital will withdraw its slate of director nominees and vote all of its shares in favor of each of Ashland’s board nominees and proposals at the 2019 Annual Meeting of Stockholders, scheduled for February 8, 2019 (“2019 Annual Meeting”).

Additionally, the board of directors will appoint one or both of Craig A. Rogerson and Jerome A. Peribere to the Governance and Nominating Committee of the board following the 2019 Annual Meeting.

“We are pleased to have reached this agreement so we can return our full attention to executing on our ongoing transformation and achieving our financial and operational objectives,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Ashland has a history of regular, consistent board refreshment, and as previously announced, we look forward to working closely with Neuberger Berman, whose perspective has already proven extremely valuable, as we consider future director candidates, including those suggested by Cruiser Capital and other shareholders. Additionally, we look forward to deep engagement with Dr. Bill Joyce under the consulting agreement and to benefitting from his insights and perspectives to further enhance Ashland’s operations.”

Keith Rosenbloom, Managing Partner of Cruiser Capital Advisors, said, “We believe that Ashland has made significant positive corporate governance and board leadership changes. We are encouraged by our recent discussions and are pleased to provide constructive input to Ashland in its process to identify two new independent candidates. Further, we are excited that Dr. Joyce will be working with Ashland to continue driving operational improvements at the company. Given the recent changes to Ashland’s board and governance, we support the combined chair and CEO role. We look forward to working with Bill Wulfsohn in this capacity as the board and management team enhance value for shareholders.  We continue to be very enthusiastic about Ashland’s future as it focuses on growing and further strengthening its unique and valuable asset base.”

Dr. William H. Joyce added, “I look forward to working with Bill Wulfsohn and the Ashland board, as well as the rest of the Ashland team, to drive operational enhancements and enhance value for all Ashland shareholders.”

Charles Kantor, Neuberger Berman managing director and senior portfolio manager, added, “We are pleased that Ashland and Cruiser Capital have come to this agreement. The Ashland board has demonstrated on numerous occasions that it sincerely values shareholder input, and this agreement is yet another example of their board taking shareholder views seriously to advance our shared goal of enhancing value. We stand by our agreement and commitment to work with all shareholders in guiding Ashland towards a world-class board. Shareholders look forward to the extensive experience and knowledge that Dr. Bill Joyce brings to an already strong Ashland management team.”

The full agreement between Ashland and Cruiser Capital will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Cravath, Swaine & Moore LLP is serving as Ashland’s legal advisor, and BofA Merrill Lynch is serving as its financial advisor.

The Ashland Board strongly recommends shareholders vote on the BLUE proxy card for the election of all of Management's nominees. Any shareholders who voted for directors on the White proxy card can make sure their vote for directors counts by using the BLUE proxy card to vote by mail, telephone or Internet.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers - from renowned scientists and research chemists to talented engineers and plant operators - who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

About Dr. William H. Joyce

Dr. William H. Joyce has significant experience in the chemicals industry, including serving as chairman and chief executive officer of Advanced Fusion Systems LLC and previously serving as chairman of the board and chief executive officer of Nalco, Hercules Inc., Union Carbide Corporation and vice chairman of Dow Chemical. He has also served as a director and audit committee chairman of CVS, a director of El Paso, Celanese, Reynolds Metal, and is a current director of Hexion. He was one of the first Board Leadership Fellows of the National Association of Corporate Directors. Dr. Joyce received a BS in Chemical Engineering from Penn State University, and an MBA with distinction and a PhD in Business, both from New York University.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland’s assessment on its progress towards executing its strategic plan and becoming a premier specialty chemicals company and its expectations regarding its ability to drive value creation and sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this communication whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION

On January 2, 2019, Ashland filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “proxy statement”) and blue proxy card in connection with its 2019 Annual Meeting, which is available free of charge at the SEC’s website at www.sec.gov and Ashland’s website at http://investor.ashland.com. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Ashland, its directors, director nominees and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Craig A. Rogerson, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on January 2, 2019. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.

FOR FURTHER INFORMATION:

Investor Relations:                                                                                                                Media Relations:
Seth A. Mrozek                                                                                                                            Joele Frank, Wilkinson Brimmer Katcher
+1 (859) 815-3527                                                                                                                       Steve Frankel / Jill Kary
samrozek@ashland.com                                                                                         (212) 355-4449